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                       GERSTLE, ROSEN & ASSOCIATES, P.A.
                                 [LETTERHEAD]



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of our report of Telecom Wireless Corporation and Subsidiary dated September 22, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                       /s/ Gerstle, Rosen & Associates, P.A.

                                       Gerstle, Rosen & Associates, P.A.

Denver, Colorado
November 24, 1999